Exhibit 99.(b)

INVESCO ADVANTAGE MUNICIPAL INCOME TRUST II

BYLAWS

A Delaware Statutory Trust

Adopted effective March 10, 2026

Capitalized terms not specifically defined herein

shall have the meanings ascribed to them in the Trust’s

Amended and Restated Agreement and Declaration of Trust (the “Agreement”).

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ARTICLE IX EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES		22

Section 1.	Checks, Notes, Drafts, Etc.	22
Section 2.	Voting of Securities	23

ARTICLE X AMENDMENTS		23

Section 1.	Amendments by Trustees	23

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ARTICLE I

OFFICERS

Section 1.           Registered Office. The registered office of Invesco Advantage Municipal Income Trust II (the “Trust”) shall be as set forth in the Certificate of Trust.

Section 2.           Other Offices. The Trust may also have offices at such other places (including a principal office) both within and without the State of Delaware as the Trustees may from time to time determine or the business of the Trust may require.

ARTICLE II

TRUSTEES

Section 1.           Meetings of the Trustees. The Trustees of the Trust may hold meetings, both regular and special, either within or without the State of Delaware. Subject to any applicable requirements of the 1940 Act, (i) any meeting, regular or special, of the Board of Trustees (or any committee or sub-committee thereof) may be held by conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting and (ii) at all meetings of the Trustees, every Trustee shall be entitled to vote by proxy, provided that such proxy shall, before or after such meeting, be delivered to the Secretary or other person responsible for recording the proceedings of such meeting. To the extent permitted by the 1940 Act, a Trustee may provide any proxy through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or by any other form of communication.

Section 2.           Regular Meetings. Regular meetings of the Board of Trustees shall be held each year, at such time and place as the Board of Trustees may determine.

Section 3.           Notice of Meetings. Notice of the time, date, and place of all meetings of the Board of Trustees and any committee or sub-committee thereof shall be given to each Trustee, committee member or sub-committee member, as applicable, (i) by telephone, telex, telegram, facsimile, electronic-mail, or other electronic mechanism to his or her home or business at least twenty-four hours in advance of the meeting; (ii) in person at another meeting of the Board of Trustees or such committee or sub-committee, as applicable; or (iii) by written notice mailed or sent via overnight courier to his or her home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee, committee member or sub-committee member who attends a meeting of the Board of Trustees or any committee or sub-committee thereof without objecting to the lack of notice or who signs a waiver of notice either before or after such meeting.

Section 4.           Quorum. At all meetings of the Board of Trustees, one- half (50%) of the Trustees then in office, including one-half (50%) of the Continuing Trustees (but in no event fewer than two Trustees), shall constitute a quorum for the transaction of business. At all meetings of any committee or sub-committee, one-half (50%) of the committee members o sub-committee members, including one-half (50%) of the committee members or sub-committee members who are Continuing Trustees (but in no event fewer than two Trustees), shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Trustees or any committee or sub-committee thereof, the Trustees, committee members or sub-committee members, as applicable, present thereat may adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 5.            Designation, Powers, and Names of Committees; Sub-Committees; Committee Charters.

(a)        The Board of Trustees shall have at a minimum the following four committees: (1) an Audit Committee; (2) a Governance Committee; (3) an Investments Committee; and (4) a Compliance Committee. Each such Committee shall have a written Charter governing its membership, duties and operations, and the Board shall designate the powers of each such Committee in its Charter. The Board of Trustees may terminate any such Committee by an amendment to these Bylaws. The Board of Trustees may, by resolution passed by a Majority Trustee Vote, establish one or more sub- committees of each such Committee, and the membership, duties and operations of each such sub-committee shall be set forth in the written Charter of the applicable Committee.

(b)        The Board of Trustees may, by resolution passed by a Majority Trustee Vote, designate one or more additional committees, including ad hoc committees to address specified issues, each of which may, if deemed advisable by the Board of Trustees, have a written Charter. The Board may designate one or more Trustees as alternate members of any such additional committee, who may replace any absent or disqualified member at any meeting of such committee. Each such additional committee, to the extent provided in the resolution and/or in such committee’s Charter, if applicable, shall have and may exercise the powers of the Board of Trustees in the management of the business and affairs of the Trust; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in the place of any such absent or disqualified member. Such additional committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Trustees and/or as set forth in the written Charter of such committee or committees, if applicable.

Section 6.           Chair; Vice Chair. The Board of Trustees shall have a Chair, who shall be a Trustee who is not an Interested Person. The Chair shall be elected by a majority of the Trustees, including a majority of the Trustees who are not Interested Persons. The Board of Trustees may also have a Vice Chair, who shall be a Trustee. The Vice Chair shall be elected by a majority of the Trustees, including a majority of the Trustees who are not Interested Persons. The Chair shall preside at all meetings of the Shareholders and the Board of Trustees, if the Chair is present, and shall approve the agendas of all meetings of the Shareholders and the Board of Trustees. The Chair shall have such other powers and duties as shall be determined by the Board of Trustees, and shall undertake such other assignments as may be requested by the Board of Trustees. If the Chair shall not be present, the Vice Chair, if any, shall preside at all meetings of the Shareholders and the Board of Trustees, if the Vice Chair is present. The Vice Chair shall have such other powers and duties as shall be determined by the Chair or the Board of Trustees, and shall undertake such other assignments as may be requested by the Chair or the Board of Trustees.

ARTICLE III

OFFICERS

Section 1.           Executive Officers. The executive officers shall include a Principal Executive Officer, a President, one or more Vice Presidents, which may include one or more Executive Vice Presidents and/or Senior Vice Presidents (the number thereof to be determined by the Board of Trustees), a Principal Financial Officer, a Chief Legal Officer, a Chief Compliance Officer, a Senior Officer, a Treasurer, a Secretary and an Anti-Money Laundering Compliance Officer. The Board of Trustees may also in its discretion appoint Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board may determine. The Board of Trustees may fill any vacancy that may occur in any office. Any two offices, except for those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument on behalf of the Trust in more than one capacity, if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by two or more officers.

Section 2.           Term of Office. Unless otherwise specifically determined by the Board of Trustees, the officers shall serve at the pleasure of the Board of Trustees. If the Board of Trustees in its judgment finds that the best interests of the Trust will be served, the Board of Trustees may remove any officer of the Trust at any time with or without cause. The Trustees may delegate this power to the President (without supervision by the Trustees) with respect to any other officer, except the Senior Officer. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Trustees or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.           Principal Executive Officer. The Principal Executive Officer shall be the chief executive officer of the Trust and shall generally manage the business and affairs of the Trust. The Principal Executive Officer shall be responsible for making the certifications required of the Trust’s principal executive officer by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder by the Securities and Exchange Commission (the “Commission”).

Section 4.           President; Vice Presidents. The President and one or more Vice Presidents, which may include one or more Executive Vice Presidents and/or Senior Vice Presidents, shall have and exercise such powers and duties of the Principal Executive Officer in the absence or inability to act of the Principal Executive Officer, as may be assigned to them, respectively, by the Board of Trustees or, to the extent not so assigned, by the Principal Executive Officer. In the absence or inability to act of the Principal Executive Officer, the powers and duties of the Principal Executive Officer not otherwise assigned by the Board of Trustees or the Principal Executive Officer shall devolve first upon the President, then upon the Executive Vice Presidents, then upon the Senior Vice Presidents, and finally upon the Vice Presidents, all in the order of their election. If both the Chair and the Vice Chair are absent, or if the Chair is absent and there is no Vice Chair, the President shall, if present (or if the President is absent, an officer of the Trust may), preside at all meetings of the Shareholders and the Board of Trustees.

Section 5.          Principal Financial Officer. The Principal Financial Officer, who shall also have a title of at least Vice President, shall be the chief financial officer of the Trust and shall generally manage the financial affairs of the Trust. The Principal Financial Officer shall be responsible for making the certifications required of the Trust’s principal financial officer by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

Section 6.           Chief Legal Officer. The Chief Legal Officer, who shall also have a title of at least Senior Vice President, shall generally manage the legal affairs of the Trust. The Chief Legal Officer shall be responsible for receiving up-the-ladder reports within the Trust of any evidence of material violations of securities laws or breaches of fiduciary duty or similar violations by the Trust, as required by Section 307 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

Section 7.           Chief Compliance Officer. The Chief Compliance Officer, who shall also have a title of at least Senior Vice President, shall be responsible for administering the Trust’s policies and procedures adopted pursuant to Rule 38a-1(a)(1) under the 1940 Act.

Section 8.           Senior Officer. The Senior Officer, who shall also have a title of at least Senior Vice President, shall be employed by or on behalf of the Trust and shall have such powers and duties as are set forth in such Senior Officer’s Executive Employment Agreement.

Section 9.           Treasurer. The Treasurer shall have the care and custody of the funds and securities of the Trust and shall deposit the same in the name of the Trust in such bank or banks or other depositories, subject to withdrawal in such manner as these Bylaws or the Board of Trustees may determine. The Treasurer shall, if required by the Board of Trustees, give such bond for the faithful discharge of duties in such form as the Board of Trustees may require.

Section 10.         Secretary. The Secretary shall (a) have custody of the seal of the Trust, if any; (b) if requested, attend meetings of the Shareholders, the Board of Trustees, and any committees or sub-committees of Trustees; (c) keep or cause to be kept the minutes of all meetings of Shareholders, the Board of Trustees and any committees or sub-committees thereof, and any written consents of the foregoing; and (d) issue all notices of the Trust. The Secretary shall have charge of the Shareholder records and such other books and papers as the Board may direct, and shall perform such other duties as may be incidental to the office or which are assigned by the Board of Trustees.

Section 11.         Anti-Money Laundering Compliance Officer. The Anti-Money Laundering Compliance Officer shall have such powers and duties as are set forth in the Anti-Money Laundering Program adopted by the Trust pursuant to the USA PATRIOT Act of 2001, the rules promulgated thereunder, and related statutes and regulations, as such Program may be amended from time to time.

Section 12.         Assistant Officers. Assistant officers, which may include one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, shall perform such functions and have such responsibilities as the Board of Trustees may assign to them or, to the extent not so assigned, by the President, Vice President(s), Secretary or Treasurer, as applicable.

Section 13.         Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust’s property, funds, or securities that may come into his or her hands.

Section 14.        Authorized Signatories. Unless a specific officer is otherwise designated in these Bylaws or in a resolution adopted by the Board of Trustees, the proper officers of the Trust for executing agreements, documents and instruments other than Internal Revenue Service forms shall be the Principal Executive Officer, the President, any Vice President, the Principal Financial Officer, the Chief Legal Officer, the Chief Compliance Officer, the Senior Officer, the Treasurer, the Secretary, the Anti-Money Laundering Compliance Officer, any Assistant Vice President, any Assistant Treasurer or any Assistant Secretary. Unless a specific officer is otherwise designated in these Bylaws or in a resolution adopted by the Board of Trustees, the proper officers of the Trust for executing any and all Internal Revenue Service forms shall be the Principal Executive Officer, the President, any Vice President, the Principal Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary.

ARTICLE IV

MEETINGS OF SHAREHOLDERS

Section 1.           Purpose. All meetings of the Shareholders may be held for any purpose determined by the Trustees and shall be held at such time and place (which shall include a meeting held solely by means of remote communications) as may be fixed from time to time by the Trustees, or at such other place (which shall include a meeting held solely by means of remote communications) either within or without the State of Delaware as shall be designated from time to time by the Trustees and stated in the notice indicating that a meeting has been called for such purpose. Subject to any applicable requirements or interpretations of the 1940 Act, any meeting, regular or special, may be held in person, by telephone or online, or through other means, so long as all persons participating in the meeting can hear one another, and all such persons shall be deemed to be present in person at such meeting for purposes of the Delaware Act and, to the extent permitted, the 1940 Act.

Notwithstanding anything to the contrary in these Bylaws, the Trustees or the officers of the Trust may determine at any time, including, without limitation, after the calling of any meeting of Shareholders, that any meeting of Shareholders be held solely by means of remote communication or both at a physical location and by means of remote communication. Notwithstanding anything to the contrary in these Bylaws, if it is determined after notice of the meeting has been delivered to Shareholders that participation by Shareholders in the meeting shall or may be conducted by means of remote communication, announcement of such change may be made at any time by press release or any other means as may be permitted or required by applicable law.

Meetings of Shareholders may be held for any purpose determined by the Trustees and may be held at such time and place (which shall include a meeting held solely by means of remote communications), within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. At all meetings of the Shareholders, every Record Owner entitled to vote on a matter to be voted on by such Shares shall be entitled to vote on such matter at such meeting either in person or by written proxy signed by the Record Owner or by his duly authorized attorney in fact. A Record Owner may duly authorize such attorney in fact through written or electronic communication.

Subject to any guidelines and procedures that the Trustees or the officers of the Trust may adopt, any meeting at which Shareholders or proxyholders are permitted to participate by means of remote communication shall be conducted in accordance with the following, except to the extent otherwise permitted by the federal securities laws and the rules thereunder applicable to the Trust, including any exemptive, interpretive or other relief (including no-action relief) or guidance issued by the Commission or the Staff of the Commission:

(i) The Trust shall implement reasonable measures to verify that each person considered present and authorized to vote at the meeting by means of remote communication is a Shareholder or proxyholder;

(ii) The Trust shall implement reasonable measures to provide the Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and

(iii) In the event any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Trust.

Section 2.           Election of Trustees. Annual meetings, defined as the Shareholder meetings at which Trustees are annually elected, shall be held on such date and at such time as shall be designated from time to time by the Trustees and stated in the notice of the meeting, at which the Shareholders shall elect the number of Trustees as provided in the Agreement and as the notice for such meeting shall state are to be elected, and transact such other business as may properly be brought before the meeting in accordance with Section 1 of this Article IV and Article V.

Section 3.          Notice of Meetings. Written notice of any meeting stating the place (which shall include a meeting held solely by means of remote communications), date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten days before the date of the meeting, to each Shareholder entitled to vote at such meeting in accordance with Article V hereof. No notice of any meeting need be given to any Shareholder who attends such meeting in person or to any Shareholder who waives notice of such meeting (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting. In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

Section 4.           Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the Agreement, may be called by the Chair or by a majority of the Trustees. For the avoidance of doubt, Shareholders shall have no power to call special meetings of Shareholders.

Section 5.           Conduct of Meeting. Business transacted at any meeting of Shareholders shall be limited to (a) the purpose stated in the notice, (b) the adjournment of such meeting in accordance with Section 14 of this Article IV, and (c) solely with respect to annual meetings, such other matters as are permitted to be presented at the meeting in accordance with Section 1 of Article V.

Section 6.           Quorum. A majority of the outstanding Shares entitled to vote at a Shareholders’ meeting, which are present in person or represented by proxy, shall constitute a quorum at the Shareholders’ meeting, except when a larger quorum is required by applicable law or the requirements of any securities exchange on which Shares are listed for trading, in which case such quorum shall comply with such requirements. Quorum shall be determined with respect to the meeting as a whole regardless of whether particular matters have achieved the requisite vote for approval, but the presence or absence of a quorum shall not prevent any adjournment at the meeting pursuant to Section 14 of this Article IV.

Section 7.           Organization of Meetings.

(a)         The meetings of the Shareholders shall be presided over by the Chair, or if the Chair shall not be present, by the Vice Chair, if any, or if the Vice Chair shall not be present or if there is no Vice Chair, by the President, or if the President shall not be present, by a Vice President or Assistant Vice President, or if no Vice President or Assistant Vice President is present, by a chair appointed for such purpose by the Board of Trustees or, if not so appointed, by a chair appointed for such purpose by the officers and Trustees present at the meeting. The Secretary of the Trust, if present, shall act as secretary of such meetings, or if the Secretary is not present, an Assistant Secretary of the Trust shall so act, unless no Assistant Secretary is present, in which case a person designated by the Secretary or an Assistant Secretary of the Trust shall so act.

(b)         The Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Trustees, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in such meeting to shareholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the chair shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent otherwise determined by the Board of Trustees or the chair of the meeting, meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 8.           Voting Standard. When a quorum is present at any meeting, the vote of the Shares as set forth in the Agreement shall decide any question brought before such meeting, unless a different vote is required by the express provision of applicable law, the Governing Instrument or applicable contract, in which case such express provision shall govern and control the decision of such question. Where a separate vote by classes is required, the preceding sentence shall apply to such separate votes by classes.

Section 9.           Voting Procedure. Each Record Owner as of the record date established pursuant to Section 13 of this Article IV shall be entitled to one vote for each whole Share and a proportionate fractional vote for each fractional Share owned of record on the record date by such Record Owner.

Section 10.           Action Without Meeting. Unless otherwise provided in the Agreement or applicable law, any action required to be taken at any meeting of the Shareholders, or any action which may be taken at any meeting of the Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Shares of the Trust (or a class of Shares in the case of a class vote) having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares of the Trust (or such class) entitled to vote thereon were present and voted. Prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those Shareholders of the Trust (or such class, as applicable) who have not consented in writing.

Section 11.        Broker Non-Votes. At any meeting of Shareholders, the Trust will consider broker non-votes, if any, as “entitled to vote, “ and therefore present for purposes of determining whether a quorum is present at the meeting and the percentage of outstanding Shares present in person or by proxy and entitled to vote at the meeting.

Section 12.         Abstentions. At any meeting of Shareholders, the Trust will consider abstentions, if any, as “entitled to vote,” and therefore present for purposes of determining whether a quorum is present at the meeting and the percentage of outstanding Shares present in person or by proxy and entitled to vote at the meeting.

Section 13.         Record Date for Shareholder Meetings and Consents. In order that the Trustees may determine the Record Owners entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to action in writing without a meeting, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than ninety nor less than ten days before the original date upon which the meeting of Shareholders is scheduled. A determination of Record Owners entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Trustees may fix a new record date for the adjourned meeting so long as notice of the adjournment and the new record and meeting dates are given to the Shareholders.

Section 14.          Adjournments.

(a)         Prior to the date upon which any meeting of Shareholders is to be held, the Board of Trustees may postpone such meeting one or more times for any reason by giving notice to each Shareholder entitled to vote at the meeting so postponed of the place (which shall include a meeting held solely by means of remote communications), date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with Article V. A meeting of the Shareholders convened on the date for which it was called may be adjourned from time to time without further notice to the Shareholders to a date not more than 120 days after the original meeting date. A meeting of the Shareholders may not be adjourned for more than 120 days after the original meeting date for such meeting without giving the Shareholders notice of the adjournment and the new meeting date. Notwithstanding Article IV, Section 8 hereof, and whether or not a quorum is present, the vote of the holders of one- third (1/3) of the Shares cast, or the chair of the meeting in his or her discretion, shall have the power to adjourn a meeting of the Shareholders with regard to a particular proposal scheduled to be voted on at such meeting or to adjourn such meeting entirely.

(b)        In voting for adjournment, the persons named as proxies may vote their proxies (including those marked “withhold,” “against” or “abstain”) in favor of one or more adjournments of the meeting, or the chair of the meeting may call an adjournment, provided such Persons determine that such adjournment is reasonable and in the best interests of Shareholders and the Trust, based on a consideration of such factors as they may deem relevant.

Section 15.         Voting – Proxies. At all meetings of the Shareholders, every Shareholder of record entitled to vote thereat shall be entitled to vote either in person or by proxy, which term shall include proxies provided by such Shareholder, or his duly authorized attorney, through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or oral communication or by any other form of communication, each pursuant to such voting procedures and through such systems as are authorized by the Board of Trustees or any officer of the Trust. Proxies may be solicited in the name of one or more Trustees or one or more officers of the Trust.

Unless the proxy provides otherwise, it shall not be valid for more than eleven (11) months before the date of the meeting. All proxies shall be delivered to the secretary of the meeting or other person responsible for recording the proceedings before being voted. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy is taken (a) by a writing delivered to the Trust stating that the proxy is revoked, (b) by a subsequent proxy executed by such person, (c) attendance at the meeting and voting in person by the person executing that proxy, or (d) revocation by such person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. Unless revoked, any proxy given in connection with a postponed or adjourned meeting for which a new record date is fixed shall continue to be valid so long as the Shareholder giving such proxy is a Shareholder of record on such new such record date.

A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them in which case such proxy shall not be valid and no vote shall be received in respect of such Shares unless all persons holding such Shares shall agree on their manner of voting. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders’ meeting.

Section 16.         Concerning Validity of Proxies, Ballots, Etc. At every meeting of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, unless inspectors of election (“Inspectors of Election”) shall have been appointed as provided below in this section, in which event such Inspectors of Election shall decide all such questions.

A proxy purporting to be executed by or on behalf of a Record Owner shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Subject to the provisions of the Delaware Act, the Agreement, or these By- laws, the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Delaware corporation and the Shareholders were stockholders of a Delaware corporation.

In advance of any meeting of Shareholders, the Trustees, or at any such meeting, the Trustees or the chair of the meeting, may appoint one or more persons to act as Inspectors of Election at the meeting or any adjournment thereof. Unless otherwise instructed by the Trustees, or by the chair of the meeting, the Inspectors of Election shall (a) determine (i) the number of Shares outstanding on the record date and entitled to vote and the number of such Shares represented at the meeting, (ii) the existence of a quorum, and (iii) the authenticity, validity and effect of proxies; (b) receive votes, ballots or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes and consents and determine the results; and (e) take such other actions as may be proper to conduct the election or vote, all in accordance with applicable law.

The chairman of the meeting may cause a vote by ballot to be taken upon any election or matter.

Section 17.           Meetings by Remote Communications. The Trustees may, in their sole discretion, determine that a meeting of Shareholders may be held partly or solely by means of remote communications. If authorized by the Trustees, in their sole discretion, and subject to such guidelines and procedures as the Trustees may adopt, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communications: (a) participate in a meeting of Shareholders; and (b) be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or solely by means of remote communications, provided that: (i) the Trust shall implement such measures as the Trustees deem to be reasonable (A) to verify that each person deemed present and permitted to vote at the meeting by means of remote communications is a Shareholder or proxyholder; and (B) to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders; and (ii) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communications, a record of such vote or other action shall be maintained by the Trust. The Trustees may, in their sole discretion, notify Shareholders of any postponement, adjournment or a change of the place of a meeting of Shareholders (including a change to hold the meeting solely by means of remote communications) by a document publicly filed by the Trust with the Commission without the requirement of any further notice hereunder.

ARTICLE V

NOTICES

Section 1.           Advance Notice of Shareholder Nominees for Trustee and Other Shareholder Proposals.

(a)        The matters to be considered and brought before any annual meeting of Shareholders of the Trust shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures and requirements set forth in this Section.

(b)        For any matter to be properly brought before any annual meeting of Shareholders, the matter must be:

(1)          Specified in the notice of annual meeting given by or at the direction of the Board of Trustees;

(2)          Otherwise brought before the annual meeting by or at the direction of the Board of Trustees; or

(3)          Brought before the annual meeting in the manner specified in this Section by a Record Owner at the time of the giving of notice provided for in this Section, on the record date for such meeting and at the time of the meeting, or a Shareholder (a “Nominee Holder”) that holds voting securities entitled to vote at meetings of Shareholders through a nominee or “street name” holder of record and can demonstrate to the Trust such indirect ownership and such Nominee Holder’s entitlement to vote such securities, and is a Nominee Holder at the time of the giving of notice provided for in this Section, on the record date for such meeting and at the time of the meeting, with proof of such ownership or holding reasonably satisfactory to the Trust to be provided by such Record Owner or Nominee Holder at each such aforementioned time.

(c)       In addition to any other requirements under applicable law and the Governing Instrument of the Trust, persons nominated by Shareholders for election as Trustees of the Trust and any other proposals by Shareholders shall be properly brought before the meeting only if notice of any such matter to be presented by a Shareholder at such meeting of Shareholders (the “Shareholder Notice”) shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year. A person may be nominated by a Shareholder for election as a Trustee of the Trust only by a holder of a class of Shares entitled to vote on the election of such nominee.

(d)        If and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such Shareholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date ninety (90) days prior to such Other Annual Meeting Date or (ii) the tenth (10th) day following the date such Other Annual Meeting Date is first publicly announced or disclosed; provided, however, that if the Other Annual Meeting Date was disclosed in the proxy statement for the prior year’s annual meeting, than the dates for receipt of the Shareholder Notice shall be calculated in accordance with Section 1(c) of this Article V based on such Other Annual Meeting Date and disclosed in the proxy statement for the prior year’s annual meeting.

(e)        Notwithstanding anything in these Bylaws to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees of the Trust is increased and either all of the nominees for Trustee or the size of the increased Board of Trustees are not publicly announced or disclosed by the Trust at least seventy (70) days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not later than the close of business on the tenth (10th) day following the first date all of such nominees or the size of the increased Board of Trustees shall have been publicly announced or disclosed.

(f)        Any Shareholder desiring to nominate any person or persons (as the case may be) for election as a Trustee or Trustees of the Trust shall deliver, as part of such Shareholder Notice:

(1)          A statement in writing with respect to the person or persons to be nominated, together with any persons to be designated as a proposed substitute nominee in the event that a proposed nominee is unwilling or unable to serve, including by reason of any disqualification (a “Proposed Nominee”) and any Proposed Nominee Associated Person setting forth:

(A)           The name, age, business address, residence address and principal occupation or employment of the Proposed Nominee and of any Proposed Nominee Associated Person;

(B)           The number and class of all Shares of the Trust owned of record and beneficially by each such Proposed Nominee and any Proposed Nominee Associated Person and the date(s) of acquisition of such Shares, together with records evidencing such holdings;

(C)           The name of each nominee holder of Shares owned beneficially but not of record by such Proposed Nominee and any Proposed Nominee Associated Person, the number and class of such Shares held by each such nominee holder and the date(s) of acquisition of such Shares, together with records evidencing such holdings;

(D)           The number and class of all Shares (i) which the Proposed Nominee and any Proposed Nominee Associated Person has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other Person or group with which the Proposed Nominee or any Proposed Nominee Associated Person or its “affiliate” or “associate,” as those terms are defined in Rule 12b-2, or any successor rule, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares, or which is its “affiliate” or “associate” as so defined;

(E)           The information regarding each such Proposed Nominee required by paragraph (b) of Item 22 of Rule 14a-101 under the Exchange Act, adopted by the Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Commission applicable to the Trust);

(F)           Whether such Shareholder believes any Proposed Nominee will be an “interested person” of the Trust (as defined in the 1940 Act), and, if not an “interested person”, information regarding each Proposed Nominee that will be sufficient for the Trust to make such determination; and

(G)           A description of any agreement, arrangement or understanding, whether written or oral (including any derivative or short positions, profit interests, options or similar rights and borrowed or loaned shares) that has been entered into as of the date of the Shareholder Notice by, or on behalf of, such Proposed Nominee or any Proposed Nominee Associated Person (i) the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of or pecuniary or economic interest of such Proposed Nominee or any Proposed Nominee Associated Person; or (ii) related to such nomination;

(H)           Each such Proposed Nominee’s signed consent to serve as a Trustee of the Trust if elected;

(I)            Each Proposed Nominee’s written representation that he or she: (i) is not ineligible under Section 9(a) of the 1940 Act; (ii) is not covered by, or subject to a proceeding regarding Section 9(b) of the 1940 Act; (iii) meets all applicable legal requirements relevant to service as a Trustee, including, but not limited to, the rules adopted by the principal listing exchange (if any) upon which Shares are listed, Rule 10A-3 under the Exchange Act (or any successor provision thereto), Article 2-01 of Regulation S-X under the Exchange Act with respect to the Trust’s independent registered public accounting firm (or any successor provision thereto) and any other criteria established by the 1940 Act related to service as a trustee of a management investment company or the permitted composition of the board of trustees of a management investment company, together with information regarding such Proposed Nominee that will be sufficient, in the discretion of the Trustees, to examine such representation; (iv) agrees to complete, execute, and return to the Trust within 5 business days of receipt the Trust’s form of trustee questionnaire; and (v) agrees to complete, execute, and return to the Trust within 5 business days of receipt any supplemental information reasonably requested by the Trust. For the avoidance of doubt, a Proposed Nominee is not required to qualify as an audit committee financial expert of the Trust, as defined in the applicable regulations;

(J)           Information to establish to the satisfaction of the Board of Trustees that the Proposed Nominee satisfies the trustee qualifications as set out in the Declaration of Trust;

(K)          Any other information relating to such Proposed Nominee or Proposed Nominee Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of trustees in an election contest pursuant to Section 14 of the Exchange Act (even if an election contest is not involved); and

(L)            Written and signed certification of each Proposed Nominee that (i) all information regarding such Proposed Nominee included in and/or accompanying the shareholder notice is true, complete and accurate, (ii) such Proposed Nominee is not, and will not become a party to, any agreement, arrangement or understanding (whether written or oral) with any person other than the Trust in connection with service or action as a Trustee of the Trust that has not been disclosed to the Trust, (iii) the Proposed Nominee satisfies the qualifications of persons nominated or seated as trustees as set forth in the Declaration of Trust at the time of their nomination, and (iv) such Proposed Nominee will continue to satisfy the qualifications of persons nominated or seated as trustees as set forth in the Declaration of Trust at the time of their election, if elected.

(2)       Such other information as is required by Section 1(h) of this Article V.

(g)       Each Proposed Nominee shall:

(1)          Agree to comply with the policies and guidelines adopted by the Independent Trustees that govern their actions as Trustees of the Trust (the “Independent Trustee Policies”). Refusal by a Proposed Nominee to abide by such Independent Trustee Policies will render the nomination ineffective for failure to satisfy the requirements of these Bylaws.

(2)           If requested by the Trustees, consent to and cooperate with a background screening conducted by a background screening company with experience in conducting background screenings of public company directors selected by the Trustees. Refusal by a Proposed Nominee to cooperate with such a background screening will render the nomination ineffective for failure to satisfy the requirements of these Bylaws.

(3)           If requested by the Trustees, sit for an interview with one or more Trustees or their representatives, which interview may, in the discretion of the Trustees, be conducted by means of remote communication. Refusal by a Proposed Nominee to participate in such interview will render the nomination ineffective for failure to satisfy the requirements of these Bylaws.

(h)           Any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before the meeting shall deliver, as part of such Shareholder Notice:

(1)           The text of the proposal to be presented;

(2)          A brief written statement of the reasons why such Shareholder favors the proposal; and

(3)          Any material interest of such Shareholder in the matter proposed (other than as a Shareholder).

(i)           Any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before the meeting or to elect Proposed Nominees shall deliver, as part of such Shareholder Notice:

(1)          In the case of a Nominee Holder, evidence establishing such Nominee Holder’s indirect ownership of, and entitlement to vote, securities at the meeting of Shareholders;

(2)          A representation whether the Shareholder or the beneficial owner, if any, intends or is part of a group which intends to solicit proxies from

Shareholders in support of such proposal or nomination;

(3)           Any other information relating to such Shareholder, such beneficial owner, or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such Person with respect to the proposed business to be brought by such Person before the annual meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, whether or not such Person intends to deliver a proxy statement or solicit proxies; and

(4)           A statement in writing with respect to the Shareholder and the beneficial owner, if any, on whose behalf the proposal is being made setting forth:

(A)           The name and address of such Shareholder, as they appear on the Trust’s books, and of such beneficial owner and of any Shareholder Associated Person;

(B)            The number and class of Shares which are owned beneficially and of record by such Shareholder, such beneficial owner, and any Shareholder Associated Person, and the date(s) of acquisition of such shares, together with records evidencing such holdings;

(C)            The name of each nominee holder of Shares owned beneficially but not of record by such Shareholder, beneficial owner, or any Shareholder Associated Person, and the number and class of such Shares held by each such nominee holder, and the date(s) of acquisition of such shares, together with records evidencing such holdings;

(D)           The number and class of all Shares (i) which the Shareholder has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (including any derivative or short positions, profit interests, options or similar rights, and borrowed or loaned shares) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other Person or group with which the nominating Shareholder or its “affiliate” or “associate,” as those terms are defined in Rule 12b-2, or any successor rule, under the Exchange Act, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares, or which is its “affiliate” or “associate” as so defined;

(E)            A description of any agreement, arrangement or understanding, whether written or oral (including any derivative or short positions, profit interests, options or similar rights and borrowed or loaned shares) that has been entered into as of the date of the Shareholder Notice by, or on behalf of, such Shareholder, such beneficial owners, or any Shareholder Associated Person (i) the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power or pecuniary or economic interest of such Shareholder, such beneficial owner, or any Shareholder Associated Person; or (ii) related to such proposal; and

(F)            A description of all agreements, arrangements, or understandings (whether written or oral) between or among such Shareholder, such beneficial owners, or any Shareholder Associated Person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any Shareholder Associated Person, in such business, including any anticipated benefit therefrom to such person, or any Shareholder Associated Person.

(5)           An agreement to return to the Trust within 5 business days of receipt such other information as the Board may reasonably request.

(j)         A Shareholder providing notice of any nomination or other business proposed to be brought before an annual meeting of Shareholders shall further update and supplement such notice, if necessary, so that (1) the information provided or required to be provided in the notice of the annual meeting delivered pursuant to Section 3 of Article IV shall be true and correct as of the record date for determining the Record Owners entitled to receive notice of the annual meeting of Shareholders and such update and supplement shall be received by the Secretary at the principal executive offices of the Trust not later than five (5) business days before the record date for determining the Shareholders entitled to receive notice of the annual meeting of Record Owners and (2) with respect to nominations of persons for election as a Trustee, any additional information reasonably requested by the Board of Trustees to determine that each person whom the Shareholder proposes to nominate for election as a Trustee is qualified to act as a Trustee, including information reasonably requested by the Board of Trustees to determine that such proposed candidate has met the trustee qualifications as set out in the Declaration of Trust, is provided, and such update and supplement shall be received by the Secretary at the principal executive offices of the Trust not later than five (5) business days after the request by the Board of Trustees for additional information regarding trustee qualifications has been delivered to, or mailed and received by, such Shareholder providing notice of any nomination.

(k)         Notwithstanding the foregoing provisions of this Article and without limiting the generality of any other requirements herein, unless otherwise required by law, (1) if the Shareholder or a qualified representative of the Shareholder (“Shareholder Representative”) does not appear at the annual meeting of Shareholders of the Trust to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Trust and (2) a Shareholder shall be disqualified from bringing any business proposed to be brought before a meeting if any of the information in such Shareholder’s notice, or provided in connection therewith, is not correct and complete or if such Shareholder does not comply fully with the representations in such notice. If the annual meeting is held in person (even if a virtual option is also available), then the Shareholder or the Shareholder Representative must attend the meeting in person to present the nominations or the proposal. For purposes of this Article, “Shareholder Representative” must either be (i) a duly authorized officer, manager or partner of such Shareholder and the Shareholder Representative must deliver an incumbency certificate evidencing such position to the acting secretary at the meeting, or (ii) authorized by a writing executed by such Shareholder to act as proxy for the Shareholder at the meeting, and the Shareholder Representative must deliver a copy of such writing to the acting secretary at the meeting.

(l)          As used in these Governing Instruments, shares “beneficially owned” shall mean all Shares that such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act and may take into account Shares borrowed and loaned in securities lending transactions.

(m)        Only such matters shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of Shareholders at which Trustees are to be elected:

(1)           Pursuant to the Trust’s notice of meeting;

(2)           By or at the direction of the Board of Trustees; or

(3)           Provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, and such special meeting shall meet all of the requirements with respect to annual meetings as if such special meeting were an annual meeting, by:

(A)           Any Shareholder of the Trust who is a Record Owner at the time of giving of notice provided for in this Section, at the record date for such meeting and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section; or

(B)           A Nominee Holder that holds voting securities entitled to vote at meetings of Shareholders through a nominee or “street name” holder of record and can demonstrate to the Trust such indirect ownership and such Nominee Holder’s entitlement to vote such securities, and is a Nominee Holder at the time of giving of notice provided for in this Section, at the record date for such meeting and at the time of the special meeting, and who is entitled to vote at the meeting and has complied with the notice procedures set forth in this Section.

(n)        In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any Record Owner or Nominee Holder, may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Trust’s notice of meeting, if the appropriate Shareholder Notice shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not later than the close of business on the tenth (10th) day following the day on which the date of the special meeting is publicly announced or disclosed.

(o)        For purposes of this Section, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Trust with the Commission.

(p)        In no event shall the adjournment of an annual or special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section.

(q)        This Section shall not apply to Shareholder proposals made pursuant to Rule 14a-8 under the Exchange Act. Notwithstanding the forgoing, no Shareholder proposal may be brought before an annual meeting, whether submitted pursuant to this Article V or Rule 14a-8 under the Exchange Act, unless Shareholders have power to vote on the Shareholder proposal, or the subject matter of the Shareholder proposal, pursuant to Section 6.1 of the Agreement, irrespective of whether such Shareholder proposal is submitted as a precatory recommendation to the Board.

(r)          The chair of any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section and, if not so given, shall direct and declare at the meeting that such nominees and other matters are out of order and/or shall not be considered.

(s)      No person shall be eligible for election as a Trustee of the Trust unless nominated in accordance with the procedures and requirements set forth in this Section 1 of this Article V.

For the purposes of the foregoing, a “Proposed Nominee Associated Person” of any Proposed Nominee shall mean (A) any person acting in concert with such Proposed Nominee, (B) any direct or indirect beneficial owner of Shares owned of record or beneficially by such Proposed Nominee or person acting in concert with the Proposed Nominee and (C) any person controlling, controlled by or under common control with such Proposed Nominee or a Proposed Nominee Associated Person.

For the purposes of the foregoing, a “Shareholder Associated Person” of any beneficial or record shareholder shall mean (A) any person acting in concert with such shareholder, (B) any direct or indirect beneficial owner of Shares owned of record or beneficially by such shareholder or any person acting in concert with such shareholder, (C) any person controlling, controlled by or under common control with such shareholder or a Shareholder Associated Person and (D) any member of the immediate family of such shareholder or Shareholder Associated Person.

Section 2.          Methods of Giving Notice. Whenever, under the provisions of applicable law or of the Governing Instrument, notice is required to be given to any Trustee or Shareholder, it shall not, unless otherwise provided herein, be construed to mean personal notice, but such notice may be given orally in person, or by telephone (promptly confirmed in writing) or in writing, by mail addressed to such Trustee at his or her last given address or to such Shareholder at his address as it appears on the records of the Trust, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, or given as otherwise provided herein, and notice by a document publicly filed by with the Securities and Exchange Commission shall be deemed given at the time the Trust files such document. Notice to Trustees or members of a committee or sub-committee may also be given by telex, telegram, facsimile, electronic-mail or via overnight courier. If sent by telex or facsimile, notice to a Trustee or member of a committee or sub-committee shall be deemed to be given upon transmittal; if sent by telegram, notice to a Trustee or member of a committee or sub-committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company; if sent by electronic -mail, notice to a Trustee or member of a committee or sub-committee shall be deemed to be given and shall be presumed valid when the Trust’s electronic-mail server reflects the electronic-mail message as having been sent; and if sent via overnight courier, notice to a Trustee or member of a committee or sub-committee shall be deemed to be given when delivered against a receipt therefor.

Section 3.          Written Waiver. Whenever any notice is required to be given under the provisions of applicable law, or of the Governing Instrument, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI

UNCERTIFICATED SHARES AND SHARE OWNERSHIP

Section 1.            Uncertificated Shares. Except as otherwise required by applicable law, the rules of any exchange on which the Trust is listed or the Governing Instrument, the Trust shall not issue share certificates and no Shareholder shall have the right to demand or require that a certificate be issued to him, her or it.

Section 2.            Transfer of Shares. Shares shall be transferable through the sale and purchase on the exchange which the Trust is listed. The sale and purchase of Shares shall be subject to the rules and requirements of any such exchange on which the Trust lists Shares. The Trust will not individually redeem Shares directly from Shareholders.

Section 3.            Record Owner Book. The Trust shall keep or cause to be kept a Shareholder book, which may be maintained by means of computer systems, containing the names, alphabetically arranged, of all persons who are Record Owners, showing their places of residence, the number and class of any Shares held by them, respectively, and the dates when they became the Record Owner thereof.

Section 4.            Registered Shareholders. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall contain the names and addresses of the Shareholders and the Shares held by each Shareholder. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders and as to the number of Shares of the Trust held from time to time by each Shareholder. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim of interest in such Share or Shares on the part of any other person, whether or not it shall have express or other notice hereof. No Shareholder shall be entitled to receive payment of any distribution or to have notice given to such Shareholder of any meeting or other action in respect of the Trust until such Shareholder has given its address and such other information as shall be required to such officer or agent of the Trust as shall keep the record books of the Trust for entry thereof.

Section 5.           Record Date for Receiving Dividends and Other Actions. In order that the Trustees may determine the Record Owners entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action (other than the record date for meetings of shareholders as set forth in Section 13 of Article IV), the Board of Trustees may fix a record date, which record date (i) shall be set forth in the resolution or resolutions authorizing the payment of such dividend or other lawful action and (ii) shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees.

ARTICLE VII

GENERAL PROVISIONS

Section 1.            Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absences of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

Section 2.           Severability. The provisions of these Bylaws are severable. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

Section 3.            Headings. Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.

Section 4.            Ambiguities. The Trustees may construe any of the provisions of these Bylaws insofar as the same may appear to be ambiguous or inconsistent with any other provision hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions.

ARTICLE VIII

INDEMNIFICATION

Section 1.            Indemnification.

(a)         To the maximum extent permitted by law, the Trust shall indemnify any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding (other than a proceeding by or in the right of the Trust) by reason of the fact that such person is or was a Covered Person, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

(b)         To the maximum extent permitted by law, the Trust shall indemnify any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by or in the right of the Trust to procure a judgment in its favor by reason of the fact that such person is or was a Covered Person, against expenses actually and reasonably incurred by that person in connection with the investigation, defense or settlement of such proceeding.

(c)         Notwithstanding any provision to the contrary contained herein, no Covered Person shall be indemnified for any expenses, judgments, fines, amounts paid in settlement, or other liability or loss arising by reason of disabling conduct or for any proceedings by such Covered Person against the Trust. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the person engaged in disabling conduct.

(d)         Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee

(e)         (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in these Bylaws shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of these Bylaws or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

Section 2.            Advance Payment of Indemnification Expenses. To the maximum extent permitted by law, the Trust shall advance to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Trustee or officer of the Trust the expenses actually and reasonably incurred by such person in connection with the defense of such proceeding in advance of its final disposition. To the maximum extent permitted by law, the Trust may advance to any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a Covered Person (other than a Trustee or officer of the Trust) the expenses actually and reasonably incurred by such person in connection with the defense of such proceeding in advance of its final disposition. Notwithstanding any provision to the contrary contained herein, the Trust shall not advance expenses to any Covered Person (including a Trustee or officer of the Trust) unless:

(a)         the Trust has received an undertaking by or on behalf of such Covered Person that the amount of all expenses so advanced will be paid over by such person to the Trust unless it is ultimately determined that such person is entitled to indemnification for such expenses; and

(b)         (i) such Covered Person shall have provided appropriate security for such undertaking; (ii) the Trust shall be insured against losses by reason of any lawful advance payments; or (iii) either (1) the Trustees, by the vote of a majority of a quorum of qualifying Trustees (as defined in Section 6 below), or (2) independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that such Covered Person ultimately will be found entitled to indemnification.

Section 3.            Determination of Entitlement to Indemnification. Any indemnification required or permitted under this Article VIII (unless ordered by a court) shall be made by the Trust only as authorized in the specific case upon a reasonable determination, based upon a review of the facts, that the Covered Person is entitled to indemnification because (i) he or she is not liable by reason of disabling conduct, or (ii) in cases where there is no liability, he or she has not engaged in disabling conduct. Such determination shall be made by (i) the vote of a majority of a quorum of qualifying Trustees; or (ii) if there are no such Trustees, or if such Trustees so direct, by independent legal counsel in a written opinion. Notwithstanding anything to the contrary in Section 2 of this Article VIII, if a determination that a Covered Person engaged in disabling conduct is made in accordance with this Section 3, no further advances of expenses shall be made, and all prior advances, and insurance premiums paid for by the Trust, if applicable, must be repaid.

Section 4.            Contract Rights. With respect to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Covered Person, the rights to indemnification conferred in Section 1 of this Article VIII, and with respect to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was a Trustee or officer of the Trust, the advancement of expenses conferred in Section 2 of this Article VIII shall be contract rights. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VIII (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any such person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification, or adoption). Any amendment or modification of, or adoption of any provision inconsistent with, this Article VIII (or any provision hereof), that has the effect of positively affecting any right to indemnification or advancement of expenses granted to any such person pursuant hereto, shall not apply retroactively to any person who was not serving as a Trustee, officer, employee or agent of the Trust at the time of such amendment, modification or adoption.

Section 5.            Claims.

(a)         If (X) a claim under Section 1 of this Article VIII with respect to any right to indemnification is not paid in full by the Trust within sixty days after a written demand has been received by the Trust or (Y) a claim under Section 2 of this Article VIII with respect to any right to the advancement of expenses is not paid in full by the Trust within thirty days after a written demand has been received by the Trust, then the Covered Person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Trust to recover the unpaid amount of the claim.

(b)         If successful in whole or in part in any suit brought pursuant to Section 5(a) of this Article VIII, or in a suit brought by the Trust to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the Covered Person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the Covered Person from whom the Trust sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Trust the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit.

Section 6.            Definitions. For purposes of this Article VIII: (a) references to “Trust” include any domestic or foreign predecessor entity of this Trust in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of the transaction; (b) the term “disabling conduct” means willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the Covered Person’s office with the Trust; (c) the term “expenses” includes, without limitations, attorneys’ fees; (d) the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative; and (e) the term “qualifying Trustee” means any Trustee who is not an interested person (as defined in the 1940 Act) of the Trust and is not a party to the proceeding.

ARTICLE IX

EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

Section 1.            Checks, Notes, Drafts, Etc. So long as the Trust shall employ a custodian to keep custody of the cash and securities of the Trust, all checks and drafts for the payment of money by the Trust may be signed in the name of the Trust by the custodian. Except as otherwise authorized by the Board of Trustees, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Trust by the Principal Executive Officer, the President or a Vice President and by the Principal Financial Officer or the Treasurer or an Assistant Treasurer. Promissory notes, checks or drafts payable to the Trust may be endorsed only to the order of the custodian or its nominee and only by the Principal Executive Officer, the President, a Vice President, the Principal Financial Officer or the Treasurer or by such other person or persons as shall be authorized by the Board of Trustees.

Section 2.           Voting of Securities. Unless otherwise ordered by the Board of Trustees, the Principal Executive Officer, the President or any Vice President shall have full power and authority on behalf of the Trust to attend and to act and to vote, or in the name of the Trust to execute proxies to vote, at any meeting of shareholders of any company in which the Trust may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Board of Trustees may by resolution from time to time confer like powers upon any other person or persons.

ARTICLE X

AMENDMENTS

Section 1.             Amendments by Trustees. These Bylaws may be altered or repealed solely by the Trustees, without the vote or approval of the Shareholders. Shareholders shall have no right to amend these Bylaws.